                                                                    EXHIBIT 99.1

The undersigned hereby appoints Stanley T. Skinner, Robert D. Glynn, Jr., and Leslie H. Everett, or any of them, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the annual meeting of shareholders of Pacific Gas and Electric Company, to be held at 1111 California Street, San Francisco, California, on Wednesday, April 17, 1996, at 10:00 a.m., and at any adjournment thereof, as instructed on the reverse hereof and upon all motions and resolutions which may properly be presented for consideration at said meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PACIFIC GAS AND ELECTRIC COMPANY.

PG&E


                                       Please mark, sign, date, and return this proxy promptly to Corporate Election Services, P.O. Box 3200, Pittsburgh, PA 15230-3200

                                                                          , 1996
                                       ---------------------------   -----

                                                                          , 1996
                                       ---------------------------   -----
                                         SHAREHOLDER'S SIGNATURE     DATE

                                       If you are signing for the shareholder,
                                       please sign the shareholder's name and
                                       your name, and state the capacity in
                                       which you act.

Shareholder's Proxy For Annual Meeting, April 17, 1996
--------------------------------------------------------------------------------
   - PLEASE DETACH HERE AND RETURN THIS PROXY TO CORPORATE ELECTION SERVICES
                        IN THE ENCLOSED REPLY ENVELOPE. -


(PG&E
LOGO)     PACIFIC GAS AND ELECTRIC COMPANY

                                 ANNUAL MEETING

          TO BE HELD AT:

          MASONIC AUDITORIUM
          1111 CALIFORNIA STREET
          SAN FRANCISCO, CA 94108

          APRIL 17, 1996, AT 10:00 A.M.


         - PLEASE USE THE ATTACHED TICKET TO ATTEND THE ANNUAL MEETING.
                    YOU ALSO MAY REGISTER AT THE MEETING. -
--------------------------------------------------------------------------------
PG&E     1996 Annual Meeting Ticket

                     For the Annual Shareholders Meeting at
                          ----------------------------
                          10:00 a.m. on April 17, 1996
                          ----------------------------
  to be held at the Masonic Auditorium, 1111 California Street, San Francisco.
        (Doors open at 9:00 a.m. You may bypass the registration area and present this ticket at the entrance to the auditorium.)


Note: Cameras, tape recorders, etc., will not be allowed in the auditorium during the meeting, other than for Company purposes. A checkroom will be provided. For your protection, all briefcases, purses, packages, etc., will be subject to inspection as you enter the meeting. We regret any inconvenience this may cause you. (See reverse side for additional information.)

YOUR PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. UNLESS CONTRARY INSTRUCTIONS ARE GIVEN BELOW, THE ABOVE DESIGNATED PROXIES WILL VOTE THE SHARES FOR WHICH THEY HOLD PROXIES IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1. ELECTION OF DIRECTORS--The Board of Directors recommends a vote FOR the nominees named below:

        FOR all nominees listed below. (Except            WITHHOLD AUTHORITY to
   / /  as indicated to the contrary below.)         / /  vote for all nominees.

   Richard A. Clarke; Harry M. Conger; C. Lee Cox; William S. Davila; Robert D. Glynn, Jr.; David M. Lawrence, MD; Richard B. Madden; Mary S. Metz; Rebecca
   Q. Morgan; Samuel T. Reeves; Carl E. Reichardt; John C. Sawhill; Alan Seelenfreund; Stanley T. Skinner; and Barry Lawson Williams.

   (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)


--------------------------------------------------------------------------------
2. The Board of Directors recommends a vote FOR the following:

   Proposal to form a holding company structure for PG&E and approve a related agreement of merger to implement this structure.

   FOR      AGAINST     ABSTAIN
   / /        / /         / /

3. The Board of Directors recommends a vote FOR the following:

   Proposal to approve the amendment and restatement of the Long-Term Incentive Program.

   FOR      AGAINST     ABSTAIN
   / /        / /         / /

4. The Board of Directors recommends a vote FOR the following:

   Proposal to ratify the selection of Arthur Andersen LLP as PG&E's independent public accountants.

   FOR      AGAINST     ABSTAIN
   / /        / /         / /

5. The Board of Directors recommends a vote AGAINST the following:

   Shareholder Proposal: Compensation of Directors

   FOR      AGAINST     ABSTAIN
   / /        / /         / /
--------------------------------------------------------------------------------
         - DETACH HERE AND RETURN THE TOP SECTION TO CORPORATE ELECTION
                   SERVICES IN THE ENCLOSED REPLY ENVELOPE. -














--------------------------------------------------------------------------------







PG&E has reserved all available space at the Memorial Temple Garage at 1101 California Street (adjacent to the Masonic Auditorium) to provide complimentary parking for our shareholders. However, capacity is limited. Please show your annual meeting ticket to the garage attendant as you enter the garage.

Real-time captioning services and headsets will be available at the meeting for shareholders with impaired hearing. Please contact an usher at the meeting if you wish to be seated in the real-time captioning section or to use a headset.

                          PG&E     1996 ANNUAL MEETING

       SAVINGS FUND PLAN FOR EMPLOYEES OF PACIFIC GAS AND ELECTRIC COMPANY

                       VOTING INSTRUCTIONS TO THE TRUSTEE







                           PLEASE SIGN, DATE, AND RETURN THIS FORM PROMPTLY. (Mark your voting instructions on the reverse side.)


                                                                        , 1996
                           ------------------------------    -----------
                                      Signature                  Date


--------------------------------------------------------------------------------
             - PLEASE DETACH HERE AND RETURN THE TOP SECTION TO THE
                   TRUSTEE IN THE ENCLOSED REPLY ENVELOPE. -






TO ALL MEMBERS OF THE SAVINGS FUND PLAN:

     AS A MEMBER, YOU ARE ENTITLED TO DIRECT THE TRUSTEE HOW TO VOTE THE SHARES OF PG&E COMMON STOCK ALLOCATED TO YOUR ACCOUNT. This form is provided for your use in giving the Trustee of the Plan confidential instructions to vote your stock held in the Plan at the Company's annual meeting of shareholders on April 17, 1996. You have one vote for each share of stock credited to your account as of February 20, 1996. Enclosed is a proxy statement which sets forth the business to be transacted at the meeting. Please indicate your instructions on this form and sign, date, and return the top section to STATE STREET BANK AND TRUST COMPANY, TRUSTEE OF THE PLAN, in the envelope provided. IF YOU SIGN BUT DO NOT OTHERWISE COMPLETE THE FORM, THE TRUSTEE WILL VOTE ALL SHARES IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. Stock in your Plan account for which the Trustee has not received a signed voting instruction form will not be voted by the Trustee. Members who also own stock outside the Plan will receive a separate proxy form for those shares. Those proxies should be returned directly to Corporate Election Services for tabulation.

     To ensure that your shares are represented at the meeting, it is important that your voting instructions be received by the Trustee on or before April 16, 1996.

                 State Street Bank and Trust Company, as Trustee
                    of the Savings Fund Plan for employees of
                        Pacific Gas and Electric Company
                                 Box 1997 G.P.O.
                           New York, N. Y. 10117-0024






                   RETAIN THE BOTTOM SECTION FOR YOUR RECORDS

TO STATE STREET BANK AND TRUST COMPANY, TRUSTEE

   PURSUANT TO THE PROVISIONS OF THE SAVINGS FUND PLAN FOR EMPLOYEES OF PACIFIC GAS AND ELECTRIC COMPANY, YOU ARE INSTRUCTED AS INDICATED BELOW WITH RESPECT TO VOTING THE SHARES OF STOCK CREDITED TO MY ACCOUNT IN THE PLAN AS OF FEBRUARY 20, 1996, AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON APRIL 17, 1996, AND AT ANY ADJOURNMENT THEREOF.

                    VOTING INSTRUCTIONS TO THE TRUSTEE--1996

1. ELECTION OF DIRECTORS--The Board of Directors recommends a vote FOR the nominees named below:

        FOR all nominees listed below. (Except            WITHHOLD AUTHORITY to
   / /  as indicated to the contrary below.)         / /  vote for all nominees.

   Richard A. Clarke; Harry M. Conger; C. Lee Cox; William S. Davila; Robert D. Glynn, Jr.; David M. Lawrence, MD; Richard B. Madden; Mary S. Metz; Rebecca
   Q. Morgan; Samuel T. Reeves; Carl E. Reichardt; John C. Sawhill; Alan Seelenfreund; Stanley T. Skinner; and Barry Lawson Williams.

   (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)


--------------------------------------------------------------------------------
2. The Board of Directors recommends a vote FOR the following:

   Proposal to form a holding company structure for PG&E and approve a related agreement of merger to implement this structure.

   FOR      AGAINST     ABSTAIN
   / /        / /         / /

3. The Board of Directors recommends a vote FOR the following:

   Proposal to approve the amendment and restatement of the Long-Term Incentive Program.

   FOR      AGAINST     ABSTAIN
   / /        / /         / /

4. The Board of Directors recommends a vote FOR the following:

   Proposal to ratify the selection of Arthur Andersen LLP as PG&E's independent public accountants.

   FOR      AGAINST     ABSTAIN
   / /        / /         / /

5. The Board of Directors recommends a vote AGAINST the following:

   Shareholder Proposal: Compensation of Directors

   FOR      AGAINST     ABSTAIN
   / /        / /         / /
--------------------------------------------------------------------------------
                 - DETACH HERE AND RETURN THE TOP SECTION TO THE
                   TRUSTEE IN THE ENCLOSED REPLY ENVELOPE. -